Exhibit 10.3

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”), made as of this ____th day of July 2017, by and among, Ethan Atkin (the “Member”) and Probility Media Corporation, a Nevada corporation (the “Company”).

W I T N E S S E TH:

WHEREAS, the Member holds (or will hold following the consummation of certain contemplated transactions involving the Member and the Company) [_________] shares of the Company’s common stock (the “Shares”); and

WHEREAS, the parties hereto desire to enter into this Agreement upon the terms and conditions contained hereinafter to set forth conditions pursuant to which the Member may transfer and sell the Shares.

NOW, THEREFORE, in consideration of the mutual premises set forth herein, $10 and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Member, the parties hereto hereby agree as follows.

1.                  Lock-Up. Member hereby agrees that:

1.1.            For the period (the “Initial Lock-Up Period”) commencing as of the date of this Agreement as first written above (the “Closing Date”), and terminating upon the earlier of (i) one (1) year from the Closing Date, or (ii) the written consent of the Company to the earlier termination hereof, which consent shall be provided in the sole discretion of the Company, the Member will not, directly or indirectly:

(a)        offer for sale, sell, pledge, hypothecate, transfer, assign or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the sale, pledge, hypothecation, transfer, assignment or other disposition at any time) (including, without limitation, by operation of law) of any or all of the Shares or any other securities of the Company obtained by Member hereafter (which securities shall be included in the definition of “Shares” used throughout this Agreement); or

(b)        enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the Shares, whether any such transaction is to be settled by delivery of Shares or other securities, in cash or otherwise (collectively (a) and (b), a “Disposition”); and

1.2.               For the period (the “Second Lock-Up Period” and together with the First Lock-Up Period, the “Lock-Up Period”) commencing as of the end of the Initial Lock-Up Period and terminating upon the earlier of (i) two years from the Closing Date, or (ii) the written consent of the Company to the earlier termination hereof, which consent shall be provided in the sole discretion of the Company, the Member will not, directly or indirectly make any Disposition of Shares during any thirty (30) day rolling period exceeding 10% of the total number of Shares (collectively Sections 1.1 and 1.2, the “Lock-Up”).

1.3.               Notwithstanding the Lock-Up described above, the Member may transfer (i) all or any portion of the Shares as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound by the restrictions set forth herein (including that any Disposition by the recipient or recipients be aggregated with the Member and any other recipients during the Lock-Up Period for the purposes of Section 1.2 hereof), (ii) all or any portion of the Shares to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound by the restrictions set forth herein (including that any Disposition by the recipient or recipients be aggregated with the Member and any other recipients during the Lock-Up Period for the purposes of Section 1.2 hereof), and provided further than any such transfer shall not involve a disposition for value, or (iii) all or any portion of the Shares upon the death of the Member, pursuant to the laws of descent and distribution, provided the recipient(s) of such Shares (and/or the estate of the Member, as applicable), agrees to be bound by the restrictions set forth herein (including that any Disposition by the recipient or recipients be aggregated with the Member and any other recipients during the Lock-Up Period for the purposes of Section 1.2 hereof). For purposes hereof, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

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2.                  Representations and Warranties of Member. The Member represents, warrants and agrees to the following representations, acknowledgements and agrees that the Company and its assigns shall be able to rely on such representations for all purposes:

2.1.            The Member agrees that the Shares and any certificate evidencing such Shares shall be stamped or otherwise imprinted with a conspicuous legend in substantially the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF THAT CERTAIN LOCK-UP AGREEMENT BETWEEN THE HOLDER AND THE COMPANY, DATED AS OF JULY 31, 2017. A COPY OF THE LOCK-UP AGREEMENT MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE COMPANY.”

3.                  Right to Reject Dispositions. In furtherance of the foregoing, the Company and its transfer agent are hereby authorized (i) to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Agreement and (ii) to imprint on any certificate representing Shares beneficially owned by Member a legend describing the restrictions contained herein.

4.                  Power and Authority. Each party hereto respectively represents and warrants that such party has full power and authority to enter into this Agreement and that, upon request of the Company, the Member will execute any additional documents necessary in connection with the enforcement hereof.

5.                  No Assignment; Binding Nature. No party may assign this Agreement in whole or in part, without the written consent of the other parties. This Agreement shall be binding upon the parties and their respective successors and permitted assigns.

6.                  Miscellaneous.

6.1.            Severability of Invalid Provision. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

6.2.            Entire Agreement of the Parties. The Agreement constitutes the entire agreement of the parties regarding the matters contemplated herein, or related thereto, and supersedes all prior and contemporaneous agreements, and understandings of the parties in connection therewith. No covenant, representations, or conditions, which are not expressed in the Agreement shall affect, or be effective to interpret, change, or restrict, the express provisions of this Agreement.

6.3.            Further Assurances. All parties agree that, from time to time, each of them will take such other action and to execute, acknowledge and deliver such contracts or other documents as may be reasonably requested and necessary or appropriate to carry out the purposes and intent of this Agreement.

6.4.            Specific Performance. The parties agree that the covenants and obligations contained in this Agreement relate to special, unique and extraordinary matters and that a violation of any of the terms hereof or thereof would cause irreparable injury in an amount which would be impossible to estimate or determine and for which any remedy at law would be inadequate. As such, the parties agree that if either party fails or refuses to fulfill any of its obligations under this Agreement, then the other party shall have the remedy of specific performance, which remedy shall be cumulative and nonexclusive and shall be in addition to any other rights and remedies otherwise available under any other contract or at law or in equity and to which such party might be entitled. The Member therefore agrees that, in the event of any such breach or threatened breach of this Agreement or the terms and conditions hereof by the Member, the Company shall be entitled, in addition to all other available remedies, to an injunction restraining any breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

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6.5.            Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED, INTERPRETED AND ENFORCED ACCORDING TO, THE LAWS OF THE STATE OF NEVADA, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS PROVISIONS THEREOF AND SHALL BE BINDING UPON THE PARTIES HERETO AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS. In the event any claim arising out of or relating to this Agreement is brought by any of the Cranbury Members, such claim shall only be brought in the federal or state courts sitting in Harris County, Texas. In the event any claim arising out of or relating to this Agreement is brought by the Company or Cranbury, such claim shall be brought only in the state courts sitting in the State of Vermont, or in the federal courts which have jurisdiction over the State of Vermont. Each of the Parties hereby: (a) irrevocably submits to the exclusive personal jurisdiction described above, over any claim arising out of or relating to this Agreement and irrevocably agrees that all such claims may be heard and determined in such court, as applicable; and (b) irrevocably waives, to the fullest extent permitted by applicable Law, any objection it may now or hereafter have to the laying of venue in any proceeding brought in a such applicable court. EACH PARTY HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN CONNECTION WITH ANY MATTER CONTESTED UNDER, OR ARISING OUT OF, THIS AGREEMENT.

6.6.            Construction. When used in this Agreement, unless a contrary intention appears: (i) a term has the meaning assigned to it; (ii) “or” is not exclusive; (iii) “including” means including without limitation; (iv) words in the singular include the plural and words in the plural include the singular, and words importing the masculine gender include the feminine and neuter genders; (v) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; (vi) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision hereof; (vii) references contained herein to Article, Section, Schedule and Exhibit, as applicable, are references to Articles, Sections, Schedules and Exhibits in this Agreement unless otherwise specified; (viii) references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form, including, but not limited to email; (ix) references to “dollars”, “Dollars” or “$” in this Agreement shall mean United States dollars; (x) reference to a particular statute, regulation or law means such statute, regulation or law as amended or otherwise modified from time to time; (xi) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (xii) unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”; (xiii) references to “days” shall mean calendar days; and (xiv) the paragraph headings contained in this Agreement are for convenience only, and shall in no manner be construed as part of this Agreement.

6.7.            Counterparts, Effect of Facsimile, Emailed and Photocopied Signatures. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .peg or similar attachment to electronic mail (email) or downloaded from a website or data room (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party, each other party shall re execute the original form of this Agreement and deliver such form to all other parties. No party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

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IN WITNESS WHEREOF, parties have caused this Agreement to be signed and delivered by their duly authorized representatives as of the date first set forth above.

THE COMPANY:

PROBILITY MEDIA CORPORATION

By: ______________________________

Its: ______________________________

Printed name: ______________________

THE MEMBER:

_________________________
Ethan Atkin

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